UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2010 (August 17, 2010)

AdvanSource Biomaterials Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28034	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Andover Street, Wilmington, Massachusetts, 01887
(Address of Principal Executive Offices) (Zip Code)

(978) 657-0075
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 17, 2010, AdvanSource Biomaterials Corporation (the “Company”) received notice from the staff of the NYSE Amex LLC (the “Exchange”) that, based on their review of the Company’s Form 10-Q for the period ended June 30, 2010, the Company is not in compliance with one of the Exchange’s continued listing standards as set forth in Part 10 of the Exchange’s Company Guide (the “Company Guide”).  Specifically, the Exchange noted that the Company is not in compliance with Section 1003(a)(iii) of the Company Guide because it reported stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years.  As of June 30, 2010, the Company reported stockholders’ equity of $5,803,000.

In order to maintain listing of the Company’s common stock on the Exchange, the Company must submit a plan by September 16, 2010, advising the Exchange of the actions the Company has taken, or will take, to regain compliance with Sections 1003(a)(iii) of the Company Guide by February 17, 2012.  The Company has verbally informed the appropriate Exchange staff that it intends to submit a plan to resolve the listing deficiency and to regain compliance with the Exchange’s continued listing requirements.  The Company expects to submit such a plan by the September 16, 2010 deadline.  If the Company has made a reasonable demonstration of an ability to regain compliance with the continued listing standards on or before February 17, 2012, the plan will be accepted.  If the Exchange accepts the plan, then the Company may be able to continue its listing during the plan period, up to February 17, 2012, during which time the Company will be subject to periodic reviews to determine whether it is making progress consistent with the plan.  If the Company fails to submit a plan acceptable to the Exchange or, if the plan is accepted but the Exchange determines that the Company is not making progress consistent with the plan or that the Company is not in compliance with all continued listing standards of the Company Guide by February 17, 2012, then the Exchange could initiate delisting proceedings.

As an additional consequence of falling below continued listing standards, by August 24, 2010, the Company will be included in a list of issuers that are not in compliance with the Exchange’s continued listing standards.  This list is posted daily on www.nyse.com and includes the specific listing standards with which a company does not comply.  Furthermore, the Exchange is utilizing the financial status indicator fields in the Consolidate Tape Association’s Consolidated Tape System (”CTS”) and Consolidated Quote System (“CQS”) High Speed Tape to identify companies that are noncompliant with the Exchange’s continued listing standards.  Accordingly, the Company will become subject to the trading symbol extension “.BC” to denote its noncompliance.  However, the indicator will not change the Company’s trading symbol itself, which continues to trade under the NYSE Amex ticker symbol “ASB.”

On August 23, 2010, AdvanSource Biomaterials Corporation issued a press release announcing its receipt from the Exchange of notice of the Company’s failure to satisfy a continued listing standard.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01.                   Regulation FD Disclosure

See Item 3.01 of this Form 8-K.

Item 9.01.                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Description

99.1	Press Release of AdvanSource Biomaterials Corporation dated August 23, 2010.

The information included in this Current Report on Form 8-K (including the exhibit attached hereto) is being furnished under Item 7.01, “Regulation FD Disclosure,” and Item 9.01, “Financial Statements and Exhibits,” of Form 8-K.  As such, the information (including the exhibit) herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  This Current Report (including the exhibit attached hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSOURCE BIOMATERIALS CORPORATION

By:  /s/ Michael F. Adams____
Michael F. Adams
President & CEO

Dated:  August 23, 2010

EXHIBIT INDEX

Exhibit No.                      Description

99.1	Press Release of AdvanSource Biomaterials Corporation dated August 23, 2010.